Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 10, 2006 (except for paragraph 7 of footnote 12, as to which the date is January 17, 2007), accompanying the financial statements of Salary.com, Inc. included in the Registration Statement on Form S-1 (File No. 333-138646) filed on February 15, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Salary.com, Inc. on Form S-8.

/s/ Grant Thornton LLP

Boston, Massachusetts

March 8, 2007